Exhibit 99.1

     Foothill Independent Bancorp Reports Record Profits in 2004;
     As Net Income Increases 11%, Operating Expenses Remain Flat,
                    Core Deposit Growth Continues

    GLENDORA, Calif.--(BUSINESS WIRE)--Jan. 25, 2005--Foothill Independent Bancorp (NASDAQ:FOOT), the holding company for Foothill Independent Bank, today reported that continued growth in core deposits and a focus on minimizing operating expenses resulted in record profits in the fourth quarter and year ended December 31, 2004. Fourth quarter net income increased 15% to $2.55 million, or $0.36 per diluted share, from $2.22 million, or $0.31 per diluted share in the fourth quarter of 2003. For the full year, net income grew 11% to $9.36 million, or $1.31 per diluted share, compared to $8.42 million or $1.18 per diluted share in 2003.
    "We have always emphasized building shareholder value, and in 2004 that was particularly evident," stated George Langley, President and CEO. "We started off the year issuing a 9% stock dividend and then raised our quarterly cash dividend to $0.13 per share. In November, we paid a $0.20 per share special cash dividend for the second year in a row. Just as importantly, we have focused on profits, as well. Net income increased 11% for the year and 15% in the last quarter, and I expect that we will carry that momentum into the new year."
    Annualized return on average equity (ROE) improved to 16.1% in the fourth quarter of 2004, from 15.0% in the same quarter last year. For the year ended December 31, 2004, ROE improved to 15.1% from 14.4% in 2003. Annualized return on average assets remained flat from a year ago at 1.28% for the fourth quarter, and was 1.25% for the year ended December 31, 2004, compared to 1.29% for 2003.
    "Our success has stemmed, in part, from a continued focus on building core deposits to fund our new loans," Langley said. "In the fourth quarter, a slowdown in the number of loan payoffs and strong loan generation further increased our profitability."
    Core deposits, consisting of no-cost demand deposits and low-cost savings and money market deposits, increased 17% to $631.2 million at December 31, 2004, compared to $537.4 million at December 31, 2003. In the same 12-month period, time deposits increased by just 4%, to $77.9 million from $74.6 million a year ago. Total deposits were up 16% to $709.1 million at December 31, 2004, from $612.0 million a year earlier. At December 31, 2004, core deposits represented 89% of total deposits, compared to 88% of deposits at the end of 2003.
    Total assets increased 15% to $787.0 million at December 31, 2004, compared to $686.2 million at December 31, 2003. Net loans increased 10% to $500.6 million at December 31, 2004, from $455.1 million at December 31, 2003, with more than half of that growth occurring in the fourth quarter of 2004.
    "With a significant portion of our portfolio in variable-rate loans and a relatively low cost of funds, we are positioned to expand our net interest margin should rates continue to rise at a reasonable pace," Langley said. Net interest margin was 4.74% in the fourth quarter and 4.80% for the year ended December 31, 2004, compared to 5.21% in the fourth quarter, and 5.27% for the year ended December 31, 2003. The securities portfolio increased 34% to $194.6 million, versus $145.6 million at the end of 2003.

    Credit quality remains exceptionally strong:

    -- Non-performing assets (NPAs) declined to $137,000, or 0.02% of total assets at December 31, 2004, compared to $626,000, or 0.09% of assets a year ago.

    -- The reserve for loan losses grew to $5.0 million at the end of 2004, far exceeding NPAs.

    -- Foothill recorded a net recovery of $69,000 for 2004, compared to a net charge-off of $16,000 for 2003.

    Net interest income was $8.7 million in the fourth quarter of 2004, compared to $8.2 million in the final quarter of 2003, driven by an increase in average earning assets. Net interest income was $32.5 million for the full year of 2004, compared to $31.0 million for 2003.
    In the fourth quarter of fiscal 2004, other operating income declined to $1.3 million from $1.4 million in the same quarter of 2003, and declined by less than 1% in the fiscal year ended December 31, 2004, as compared to 2003, primarily as a result of a decline in fee income on deposit accounts.
    Other operating expenses decreased slightly to $6.0 million for the fourth quarter and were substantially unchanged at $23.5 million for the full year ended December 31, 2004. "Our efforts to minimize operating expenses resulted in improvements in our efficiency ratios and contributed to our record profits," Langley said. The efficiency ratio was 60.8% in the fourth quarter of 2004 compared to 63.0% for the same period of 2003 and was 63.0% for the full year 2004 compared to 63.9% in 2003. "We will continue our efforts to trim overhead in 2005," Langley said.
    At December 31, 2004, shareholders' equity was $64.6 million, compared to $60.8 million a year earlier and book value increased to $9.59 per share from $9.07 per share at December 31, 2003. Capital ratios continue to be above the "Well-Capitalized" guidelines established by U.S. Bank Regulatory Agencies. The Tier 1 Leverage Ratio was 9.10% and the Total Risk-based Capital Ratio was 13.40% at December 31, 2004.

    About Foothill Independent Bancorp

    Foothill Independent Bancorp is a one-bank holding company that owns and operates Foothill Independent Bank. The Bank currently operates 12 commercial banking offices in Los Angeles, San Bernardino and Riverside Counties. Foothill Independent Bank has consistently earned the highest ratings for safety and soundness from such bank rating firms as Findley Reports, Bauer Financial Services, and Veribanc.

    Forward Looking Information

    This Release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and
Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and often include the words "believe," "expect," "anticipate," "project," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements contain estimates of, or set forth our expectations or beliefs regarding, our future financial condition or future financial performance that are based on current information. Our future financial condition or operating results could differ significantly from our current estimates, expectations and beliefs, as set forth in this Release, due to a number of risks and uncertainties, which include risks and uncertainties such as, but not limited to, the following: the risk that competition from other financial and depository institutions will increase, forcing us to reduce the interest rates we can charge to attract and retain loans or to increase the interest we must pay to attract or maintain deposits, either or both of which could result in reductions in our interest income or increases in our interest expense that would lead to reductions in our net interest margin, net interest income or net earnings; adverse changes in national or local economic conditions or changes in Federal Reserve Board monetary policies, that could lead to reductions in loan demand, a weakening in the financial ability of borrowers to meet their loan obligations to us or declines in the values of real properties that secure those loan obligations, which could result in reductions in our net interest margin, net interest income and net income; changes in regulatory requirements and new growth initiatives, including possible acquisitions of other banks or the initiation of new service offerings, that could lead to increases in our operating expenses and, therefore, to reductions in our profitability; and the possibility that we might have to reduce cash dividends due to factors outside of our control, such as adverse changes in economic and market conditions or in our financial performance or financial condition and due to needs for capital to support future growth. Certain of those risks and uncertainties, as well as others, are described more fully in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission. Readers of this Release are urged to read the cautionary statements, which are set forth under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Factors That Could Affect Our Future Financial Performance" in Part II of that Report. Due to these uncertainties and risks, readers are cautioned not to place undue reliance on forward-looking statements contained in this Release, which speak only as of this date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.




             FOOTHILL INDEPENDENT BANCORP AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEET
                              (Unaudited)

                                            December 31,    Percentage
                                         ------------------    Change
                                            2004      2003
                                        --------- --------- ----------
                                       (Dollars in Thousands)

                ASSETS:
Noninterest earning demand deposits and
 cash on hand                            $23,611   $34,565
Federal funds sold and overnight
 repurchase agreements                    28,900    18,500
Interest-earning deposits                  9,803     7,425
                                        --------- ---------
 Total Cash and Cash Equivalents          62,314    60,490         3%

Securities available for sale            186,575   136,650
Securities held to maturity                7,980     8,900
                                        --------- ---------
 Total Securities                        194,555   145,550        34%

Loans and leases receivable              505,623   460,048        10%
Reserve for loan losses                   (5,016)   (4,947)
                                        --------- ---------
 Loans & Leases Receivable, Net          500,607   455,101        10%

Accrued interest receivable                3,006     2,824
Other real estate owned                        -         -
Premises and equipment                     4,815     5,061
Federal Home Loan Bank (FHLB) stock, at
 cost                                      3,460       374
Federal Reserve Bank (FRB) stock, at
 cost                                        348       351
Other assets                              17,850    16,407
                                        --------- ---------
             TOTAL ASSETS               $786,955  $686,158        15%
                                        ========= =========

 LIABILITIES AND STOCKHOLDERS' EQUITY:
Liabilities:
 Non-interest bearing demand deposits   $259,285  $225,863
 Savings & NOW deposits                  164,947   155,868
 Money market deposits                   206,919   155,717
 Time deposits                            77,899    74,601
                                        --------- ---------
  Total Deposits                         709,050   612,049        16%

 Accrued employee benefits                 3,446     3,154
 Accrued interest and other liabilities    1,642     1,919
 Other debt                                8,248     8,248
                                        --------- ---------
  Total Liabilities                      722,386   625,370        16%
Stockholders' Equity:
 Common stock $0.001 par value-
  authorized:  25,000,000 shares;
 Issued and outstanding:  6,731,631 and
  6,702,912 shares, respectively               7         6
 Additional paid-in capital               67,831    67,222
 Retained earnings                        (2,608)   (6,605)
 Accumulated other comprehensive income
  net of taxes                              (661)      165
                                        --------- ---------
  Total Stockholders' Equity              64,569    60,788         6%
                                        --------- ---------
   TOTAL LIABILITIES AND STOCKHOLDERS'
    EQUITY                              $786,955  $686,158        15%
                                        ========= =========


             FOOTHILL INDEPENDENT BANCORP AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF INCOME
             Dollars in Thousands, Except Per Share Amount
                              (Unaudited)

(unaudited)
 (dollars in
 thousands,     Three Months Ended    Percent   Year Ended     Percent
 except per         December 31       Change    December 31    Change
 share data)       2004      2003              2004      2003
                ------------------------------------------------------
INTEREST INCOME
 Interest on
  loans & leases   $8,031    $7,886          $31,016   $31,683
 Interest on
  securities        1,461     1,197            5,225     3,515
 Interest on
  federal funds
  sold                346        88              653       360
 Interest other        46        27              136       122
                --------------------       --------------------
 Total Interest
  Income            9,884     9,198      7%   37,030    35,680     4%
INTEREST EXPENSE
 Deposits           1,124       905            4,073     3,910
 Interest on
  borrowings          108        93              394       373
                --------------------       --------------------
 Total Interest
  Expense           1,232       998     23%    4,467     4,283     4%

Net interest
 Income             8,652     8,200      6%   32,563    31,397     4%
Provision for
 loan losses            -        48   -100%       78       348   -78%
                --------------------       --------------------
Net interest
 income after
 loan loss
 provision          8,652     8,152      6%   32,485    31,049     5%

OTHER OPERATING
 INCOME
 Fees on deposits   1,178     1,269            4,999     5,000
 Gain on sales of
  SBA loans             -         2                5         5
 Other                128       144              581       608
                --------------------       --------------------
 Total Other
  Operating
  Income            1,306     1,415     -8%    5,585     5,613     0%

OPERATING EXPENSES
 Salaries and
  employee
  benefits          3,043     3,003           11,697    11,822
 Occupancy and
  equipment         1,102       988            4,296     4,033
 Other              1,881     2,112            7,539     7,660
                --------------------       --------------------
 Total Other
  Operating
  Expenses          6,026     6,103     -1%   23,532    23,515     0%
                --------------------       --------------------

Income before
 taxes              3,932     3,464           14,538    13,147
 Income tax         1,382     1,244            5,183     4,726
                --------------------       --------------------
   NET INCOME      $2,550    $2,220     15%   $9,355    $8,421    11%
                ====================       ====================

Per Share Data(a)
 Earnings per
  common share -
  Basic             $0.38     $0.33      6%    $1.39     $1.27     7%
                ====================       ====================
 Weighted average
  shares
  outstanding -
  Basic         6,727,382 6,695,793        6,721,826 6,613,062
                ====================       ====================

 Earnings per
  common share -
  Diluted           $0.36     $0.31      6%    $1.31     $1.18     9%
                ====================       ====================
 Weighted average
  shares
  outstanding -
  Diluted       7,169,197 7,140,294        7,158,586 7,140,144
                ====================       ====================

(a)Per share data for the quarter ended December 31, 2003 has been retroactively adjusted for stock dividends paid subsequent to December 31, 2003.


             FOOTHILL INDEPENDENT BANCORP AND SUBSIDIARIES
                     CONSOLIDATED FINANCIAL RATIOS
                              (Unaudited)


                                         Three Months   Twelve Months
                                            Ended(1)       Ended(1)
                                          December 31,   December 31,
                                         -------------- --------------
                                          2004   2003     2004    2003
                                         -------------- --------------
Return on average assets                 1.28%  1.28%(a)  1.25%  1.29%
Return on average equity                16.09% 14.98%(a) 15.05% 14.38%
Efficiency ratio                        60.83% 63.88%    63.01% 63.93%
Operating expense/average assets         3.03%  3.53%(a)  3.15%  3.61%
Net interest margin                      4.74%  5.21%(a)  4.80%  5.27%
Tier 1 capital ratio                     9.10%  9.80%     9.10%  9.80%
Risk adjusted capital ratio             13.40%  14.07%   13.40% 14.07%

     (1)  All ratios have been annualized



            FOOTHILL INDEPENDENT BANCORP AND SUBSIDIARIES
                  OTHER CONSOLIDATED FINANCIAL DATA
                             (unaudited)


                                Three Months Ended Twelve Months Ended
                                  December 31,           December 31,
                               ------------------- -------------------
                                   2004      2003      2004      2003
                               --------- --------- --------- ---------
                                       (Dollars in thousands)
                               ---------------------------------------
Net loans and leases           $500,607  $455,101  $500,607  $455,101
Non-performing/non-accrual
 loans (1)
  Amounts                          $137      $626      $137      $626
  As a percentage of gross
   loans                           0.03%     0.14%     0.03%     0.14%
Real estate owned - loans            $-        $-        $-        $-
Total non-performing assets
  Amounts                          $137      $626      $137      $626
  As a percentage of total
   assets                          0.02%     0.09%     0.02%     0.09%
Loan loss reserves
  Amounts                        $5,016    $4,947    $5,016    $4,947
  As a percentage of gross
   loans                           0.99%     1.08%     0.99%     1.08%
Loan loss provision                  $-       $48       $78      $348
Net charge-offs (recoveries)       $(35)     $(25)     $(69)      $16


(1) Non-Accrual loans are loans that have made no payments of principal or interest for more than 90 days.


                                                     At         At
                                                   December   December
                                                   31, 2004   31, 2003
                                                 ---------- ----------
Book Value Per Share (1)                             $9.59      $9.07

(1) Adjusted for stock dividends issued subsequent to December 31, 2003.


             FOOTHILL INDEPENDENT BANCORP AND SUBSIDIARIES
                           AVERAGE BALANCES
                         Dollars in Thousands
                              (Unaudited)


                               Three Months Ended  Twelve Months Ended
                                    December  31       December 31
                                   2004      2003      2004      2003
                               --------- --------- --------- ---------
   ASSETS                                    (In Thousands)
Earning
 assets:
  Interest-earning deposits      $9,118    $8,324    $7,934    $8,320
  Federal funds sold and
   overnight repurchase
   agreements                    73,082    22,196    46,176    34,370
  Investment securities         176,118   160,516   160,463   110,113
  Loans and leases (net of
   unearned income)             480,717   444,910   472,664   449,654
                               --------- --------- --------- ---------
   Total earning assets         739,035   635,946   687,237   602,457
  Loan loss reserve              (4,985)   (4,884)   (4,975)   (4,711)
Non-earning assets               62,579    60,108    64,071    56,256
                               --------- --------- --------- ---------
   Total Assets                $796,629  $691,170  $746,333  $654,002
                               ========= ========= ========= =========


   LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
  Deposits:
    Savings and interest
     bearing transaction
     accounts                  $382,204  $312,464  $351,308  $288,756
    Certificates of deposit,
     $100,000 or more            33,236    31,606    30,400    32,254
    Other time deposits          37,220    45,218    40,401    48,358
                               --------- --------- --------- ---------
        Total interest-bearing
         deposits               452,660   389,288   422,109   369,368
  Other interest-bearing
   liabilities                    8,248     8,248     8,248     8,248
                               --------- --------- --------- ---------
        Total interest bearing
         liabilities            460,908   397,536   430,357   377,616
Non-interest bearing
 liabilities:
  Demand deposits               266,165   228,414   248,386   212,963
  Other non-interest bearing
   liabilities                    6,153     5,951     5,421     4,843
                               --------- --------- --------- ---------
        Total liabilities       733,226   631,901   684,164   595,422
Stockholders' equity             63,403    59,269    62,169    58,580
                               --------- --------- --------- ---------
 Total Liabilities and
      Stockholders' Equity     $796,629  $691,170  $746,333  $654,002
                               ========= ========= ========= =========


    CONTACT: Foothill Independent Bancorp
             George Langley, 626-963-8551